UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 6, 2010

                             1-800-FLOWERS.COM, INC.

             (Exact name of registrant as specified in its charter)

Delaware                                      0-26841                                 11-3117311

(State of incorporation)       (Commission File Number)          (IRS Employer
                                                                                                               Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514

 (Address of principal executive offices) (Zip Code)

(516) 237-6000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to
Simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of a Director

Ms. Jan Murley, a director of the Company since February 2007, has retired from the Company’s board of directors effective as of the date of the Company’s 2010 Annual Meeting of stockholders. The Company has been advised by Ms. Murley that she is retiring in order to devote more time to other business interests and her decision is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Revised Non-Employee Board of Director Compensation Policy

The Board of Directors approved an amended compensation plan for non-employee directors.  Effective as of December 2, 2010, the compensation for the non-employee directors will be (i) shares of restricted stock valued at $20,000 based on the closing price of the stock on the day of the annual meeting of the stockholders and vest ratably over three years, (ii) an annual retainer of $30,000, (iii) an annual cash retainer of $5,000 for the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee and (iv) an annual cash retainer of $10,000 for the chair of the Audit Committee.

The above policy replaces the prior policy in its entirety.  The revised plan in creases the annual retainer amount and eliminates meeting attendance fees as well as imposes a time restriction on the shares granted.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on December 2, 2010.  The stockholders consider two proposals, each of which is described in more detail in the Proxy Statement.  The matters voted upon at the meeting and the results of the votes are stated below.

The following nominees for directors were elected to serve three-year terms expiring at the 2013 annual meeting of the stockholders:

 Broker
Nominee                                           For                      Against                      Abstentions                                Non-Votes
John J. Conefry                             381,009,724                 0                               1,234,447                             7,681,338
Leonard J. Elmore                         380,904,139                 0                               1,340,032                             7,681,338

The ratification of Ernst & Young, LLP was approved.

For                      Against                      Abstain                      Broker Non-Votes
       388,749,464        1,142,178                        33,867                                -

                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 6, 2010

                                              1-800-FLOWERS.COM, Inc.
           By:       /s/ William E. Shea
            William E. Shea
            Chief Financial Officer, Senior Vice-President
            Finance and Administration